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                                  EXHIBIT 10.10

                                 PROMISSORY NOTE

JUNE 5, 2001

$225,000

         FOR VALUE RECEIVED, DUCT UTILITY CONSTRUCTION & TECHNOLOGIES, INC., (hereinafter called the "Maker"), with offices at 320 Whetstone Alley, Suite B, Cincinnati, OH 45202, promises to pay to the order of BUSINESS INTELLIGENCE GROUP, INC. ("Payee"), whose address is 972 Paradrome Street, Cincinnati, OH 45202. Such principal amount shall bear interest from the date hereof until repayment at the rate of 10% per annum, payable in full 120 DAYS from the date of this note (as indicated above).

         Maker shall be liable for all expenses including, but not limited to, reasonable attorneys' fees, incurred by Payee in connection with enforcement of any rights of Payee hereunder shall operate as a waiver of any right hereunder, and no waiver, consent or agreement in any instance shall adversely effect the rights of Payee in any other instance.

         All payments of principal and interest hereunder are to be made in lawful money of the United States of America at the address of the Payee set fourth above or such other place as the Payee shall designate to the Maker in writing.

         This note may be prepaid, in whole or in part, without premium or penalty, at any time and from time to time.

         In the event of (i) nonpayment of any amount due pursuant to this Note and failure to cure such nonpayment within thirty (30) days after Maker's actual receipt of written notice thereof, or (ii) the Maker's assignment for the benefit of creditors, insolvency of any kind, application for, or appointment of a receiver, filing of a voluntary or involuntary petition under any provision of the Federal Bankruptcy Code or amendments thereto or any other federal or state statute affording relief to debtors of, by or against the Maker, then, and in any of such events, the indebtedness evidenced by this note shall immediately become due and payable without any further notice of any kind and without being subject to any set off or counterclaim with respect thereto.

         Except as otherwise set forth herein, the Maker expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, bringing of suit and diligence on part of the Payee in taking any action to collect amounts called for hereunder, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon.

         This Note shall bind the Maker, its successors, and assigns.

                                  DUCT UTILITY CONSTRUCTION & TECHNOLOGIES, INC.


                                  By: /s/ Randall A. Drew
                                     -------------------------------------------
                                     Randall A. Drew, CEO